Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 16, 2021, relating to the consolidated financial statements of PAR Technology Corporation and subsidiaries, and the effectiveness of PAR Technology Corporation and subsidiaries’ internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
Rochester, New York
June 9, 2021